EXHIBIT 10.1
                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (the "AGREEMENT") dated as of the 20th day of January 2003, is by and amongst ROHIT PATEL, an individual residing in Palm Beach County, Florida (hereinafter referred to as "Buyer" or "Patel") and KC Investment Management Inc. (a Kansas Corporation) and Sequoia Corporation (a Kansas Corporation) (collectively the " Shareholders").

         WHEREAS, the respective parties deem the purchase and sale of the Heritage Companies, Inc. (the "Company" or "Heritage") common stock to be desirable generally to the welfare and advantage of each;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants herein contained, and for the purpose of prescribing the terms and conditions of such acquisition, the mode of carrying it into effect, and such other details and provisions as are necessary or desirable, the parties hereto hereby represent, warrant, covenant and agree as follows:

                                    ARTICLE I
                                PLAN OF AGREEMENT

         1.01 (a) Number of Shares and other Consideration. Subject to the further conditions of this Agreement and the truth of the representations and warranties provided herein, the Shareholders set forth in Exhibit 1.01(a) agree to transfer to Buyer a total of 1,188,088 shares of the common stock of Heritage (the "Shares").Said Shares will, at the Closing, represent approximately 52% of the issued and outstanding shares of common stock of Heritage.

                  The Purchase Price for the Shares shall be $225,000 to be paid pursuant to a promissory note. The note shall be non- interest bearing and provide for payment in full 90 days following the closing of this transaction. The note will be guaranteed by Traderight Corp. form of the promissory note and guarantee is attached hereto as Exhibit 1.01.

                  At Closing, the Shareholders will deliver the Shares to Patel with appropriate stock powers and Medallion Signature Guaranteed.

                  (b) Adjustments to the Purchase Price:

                  There shall be a dollar for dollar reduction in the purchase price and any amounts due under the promissory note if the total liabilities (valid cash liability determined in accordance with Generally Accepted Accounting Principles or claims which require cash payments to creditors or shareholders) of the Company at closing exceed $5,000. Shareholders will, at their cost, deliver to Buyer within 45 days of closing, a certified audit report on Heritage Companies, Inc. financial statements as of and for the year ended December 31, 2002.

         1.02. Releases. Concurrently with the Closing, the Shareholders shall execute a general release as to all promissory notes or other obligations due the Shareholders from Heritage.

                                   ARTICLE II
         REPRESENTATIONS AND WARRANTIES OF COMPANY AND THE SHAREHOLDERS

                  The Shareholders represent and warrants to Buyer that:

         2.01 (a) Incorporation, Common Stock, Etc. Heritage is a corporation duly organized and existing in good standing under the laws of Nevada. Attached hereto as Schedule 2.01 is a copy of the Company's Articles of Incorporation. Company has full corporate power and authority to carry on its business as it is now being conducted and to own and operate its assets, businesses and properties. Company has authorized capital stock consisting of 20,000,000 shares of Common Stock, par value $0.001 per share, of which 2,291,836 are issued and outstanding. There are no preferred shares authorized. There are, and at the Closing will be no outstanding subscriptions, options, warrants, convertible securities, calls, commitments or agreements calling for or requiring issuance or transfer, sale or other disposition of any shares of capital stock of the Company or calling for or requiring the issuance of any securities or rights convertible into or exchangeable (including on a contingent basis) for shares of capital stock. All of the outstanding shares of the Company are duly authorized, validly issued, fully paid and non-assessable. There are no dividends due, to be paid or in arrears with respect to any of the capital stock of Company.

                  (b) The Company's stock and minute books made available to the Buyer for review, are correct and complete as of the date provided. The copies of the Articles of Incorporation, Bylaws and


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Stock Registrar of the Company provided to Buyer are true and accurate and reflect all amendments made thereto through the date of this Agreement.

         2.02 Company Financial Statements. Attached hereto as Schedule 2.02 are the year end audited financial statements for the Company dated December 31, 2001 and the quarterly financial statements dated September 30, 2002. Said statements have been prepared using Generally Accepted Accounting Principles. These financial statements fairly present in all material respects the financial position of the Company. All known liabilities of the Company are set forth in the financial statements and there are not undisclosed liabilities of any kind or nature. All indicated accounts receivable arose from bona fide transactions in the ordinary course of business, and the goods or services involved have been sold, delivered and performed to the account. As of the Closing Date, the Company's financial position will approximate zero assets and zero liabilities as determined by Generally Accepted Accounting Principles.

         Except for the disposition of Blair Consulting Group, LLC, and matters related thereto and in connection with the December 17, 2002 meeting of the Board of Directors, there has been no material change in the financial conditions or operations of the Company.

         2.03 Litigation. There are no actions, proceedings, or investigations pending or, to the best of its knowledge, threatened or contemplated against the Company or any of its subsidiaries at law or in equity, before any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign. The Company is not subject to any outstanding judgments or operating under or subject to or in default with respect to any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign.

         2.04 Compliance with Laws. The Company has complied in all material respects with all laws, regulations, orders, domestic and foreign, and neither the present uses of its properties nor the conduct of its business violates any such laws, regulations, orders or requirements, where such violation would have a material adverse effect on the Company, and except as set forth in Schedule 2.04, the Company has not received any notice of any claim or assertion that it is not so in compliance.

         Except as set forth on Schedule 2.04(b), there have never been any hazardous materials stored on the property. The Company is currently in compliance with all applicable environmental laws, the Company has never received any inquiry from any governmental organization and there are no pending or contemplated investigations regarding the same.

         2.05 Indebtedness. Except as set forth on Schedule 2.05 or as reflected on the financial statements, the Company, has not executed any instruments, or entered into any agreements or arrangements pursuant to which the Company has borrowed any money, incurred or guaranteed any indebtedness or established any line of credit which represents a liability of the Company as of the date thereof.

         2.06 No Defaults. Neither the execution nor delivery of this Agreement nor the consummation of the contemplated transaction are events which, of themselves or with the giving of notice or passage of time or both, could constitute a violation of or conflict with or result in any breach of or default under the terms, conditions or provisions of any judgment, law, regulation or agreement, or the Company's Articles of Incorporation or Bylaws, or of any agreement or instrument to which Company or any Shareholder is a party or by which it is bound; or could result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on the property or assets of Company; and no consent of any third party except as expressly contemplated herein is required for the consummation of this Agreement by the Shareholders.

         2.07 Authority, Approval and Enforceability. This Agreement has been duly executed and delivered by the Shareholders. The Shareholders have all requisite power and legal capacity to execute this Agreement. This Agreement will constitute the legal, valid and binding obligation of such party, enforceable in accordance with its terms. This Agreement constitutes a valid, legal and binding agreement of Shareholders and is enforceable in accordance with its terms. Upon delivery to the Buyer of certificates representing the Shares, good and valid title to the Shares will pass to the Buyer free and clear of all liens and encumbrances.

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         The Company obtained all required consents in connection with the disposition of the membership interests owned in Blair Consulting Group, LLC.

         There are no liabilities of any kind or nature in connection with either the operations of Heritage Brick, LLC or the termination of its option to purchase a manufacturing facility.

         The issuance or redemption of any of the Company's shares of common stock has been in compliance with applicable state and federal securities laws and the Company has made all required filings with the SEC and any state regulatory authority in connection therewith.

         2.08 Liabilities.. As of the September 30, 2002 Balance Sheet date (see attached), the Company has not incurred any other liabilities except those incurred in the ordinary course of business. The September 30, 2002 Balance Sheet sets forth all liabilities of the Company, contingent or otherwise as of that date.

         2.09 Taxes. All federal, state, and local tax returns, reports and declarations of estimated tax or estimated tax deposit forms required to be filed by Company have been duly filed; the Company has paid or reserved for all taxes which have become due pursuant to such returns or pursuant to any assessment received by it, and has paid all installments of estimated taxes due; and all taxes, levies and other assessments which it is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities. The Company has no knowledge of any tax deficiency which has been or might be asserted against it which would materially and adversely affect the business or operations of the Company. Prior to Closing, the Company shall provide Buyer with copies of all tax returns, of any kind or nature, filed by Company, together with all accounting information.

         2.10 Title to Property; Leases. The Company has good and defensible title in fee simple to, or valid and enforceable leasehold estates in, all properties and assets, which are material to its continued operations, free and clear of all liens, encumbrances, charges or restrictions except those which are not materially significant or important in relation to its operations and business. Except as set forth in Schedule 2.11, all of such leases and subleases under which Company is the lessor or sublessor, lessee or sublessee of properties or assets or under which Company holds properties or assets as lessee or sublessee are in full force and effect. The Company is not in default in any material respect of any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to the Company's rights as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the Company's rights to continued possession of the leased or subleased premises or assets under any such lease or sublease; and Company either owns or leases all such properties as are necessary to its operations as now conducted.

         2.11 Licenses. The Company has obtained all required licenses, permits or other governmental authorization for the conduct of its business as now being conducted.

         2.12 Bank Accounts. Attached hereto as Schedule 2.13 is a listing of all bank accounts and account numbers which are currently held by the Company. Concurrent with the Closing, the Company shall take such steps as necessary in order to close any and all such accounts.

         2.13 Contracts and Commitments. Except as set forth in Schedule 2.14, there are no contracts nor commitments of the Company requiring any future payment to an officer, director, employee, agent or shareholder of Company. Also attached and marked as Schedule 2.14(b) is a list of all current employees and the salary of each. As of the Closing Date, all salaries due and payable have been paid or properly accrued. The Company is not a party to any Agreement, which requires the payment of more than $5,000 on any annual basis. Any agreements listed on this schedule are valid and binding agreements of the Company.

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         2.14 Representations True and Correct. This Agreement and the Exhibits
attached hereto do not contain any untrue statement of a material fact concerning Company or omit any material fact concerning Company or the Shareholders which is necessary in order to make the statements therein not misleading. All of the representations and warranties contained herein(including all statements contained in any certificate or other instrument delivered by or on behalf of the Shareholders pursuant hereto or in connection with the transactions contemplated hereby) shall survive the Closing.

         2.15 Retirement Plans. Neither the Company nor any of its subsidiaries are obligated under any pension plan, profit sharing or similar employee benefit plan. Any pension liabilities have been satisfied in full and there is no obligation on the part of the Company to fund any pension plans.

         2.16 Intellectual Property Rights. Attached hereto as Schedule 2.17 is a list of all trademarks, trade names and formulas which are owned by the Company, both domestic and foreign, together with copies of any official notices from any issuing governing organization. The Company has valid ownership to all trademarks identified in Schedule 2.17 and has been granted by the United States Patent and Trademark Office valid trademarks. The Company is not aware of any claims for trademark or patent infringement in connection with any of its products or services. The Company owns or has the right to use any information, know-how, trade secrets, patents, copyrights, trademarks, trade names, trade secrets, software and other intangible property rights used in its business operation.

         2.17 Inventory and Product. The Company as of the date of Closing will have no inventory of any kind or nature.

         2.18 Indemnification. The Shareholders shall indemnify and hold Buyer, its officers and directors, harmless of and in respect of:

                  (1) Any damage or loss resulting from any breach of a representation or warranty, or non-fulfillment of an agreement on the part of the Company under this Agreement or from any misrepresentation or omission from any certificate or other instrument furnished to Buyer pursuant to this Agreement. or from any misrepresentation or omission from any certificates or other instrument furnished to Buyer pursuant to this Agreement.

         The foregoing indemnification shall apply to claims for indemnification that in the aggregate exceed $5,000 and shall be limited to a term of one year following Closing. The Buyer shall promptly after receipt by it of notice of the assertion or the commencement of any claim with respect to an issue giving rise to indemnification advise the Shareholders and keep them so advised. Notwithstanding the foregoing, the Buyer shall be indemnified and held harmless from any claims by any shareholder for rescission or similar remedy in connection with the sale of the Company's common stock

         Shareholders may defend at own cost and expense with counsel satisfactory to the Buyer, any indemnification claim.

         2.19 Ownership of the Shares. The Shares are owned in fee simple by the Shareholders. The Shares are owned free and clear of any liens or encumbrances of any kind or nature except for any applicable restrictions imposed by Rule 144.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to the Shareholders that:

         3.01 Authority, Approval and Enforceability. This Agreement has been duly executed and delivered by Buyer which has all requisite power and legal capacity to execute this Agreement. This Agreement constitutes the legal, valid and binding obligation of Buyers, enforceable in accordance with its terms.


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         3.02 Representations, True and Correct. This Agreement does not contain any untrue statement of a material fact concerning the Buyer or omit any material fact concerning the Buyer which is necessary in order to make the statements therein not misleading. The representations and warranties contained herein shall survive the Closing.

         3.03 Indemnification. The Buyer shall indemnify and hold the Shareholders harmless of and in respect of:

         (1) Any damages or loss resulting from any breach of a representation or warranty, or nonfulfillment of an agreement, on the part of the Buyer under this Agreement.

         The Shareholders shall promptly after receipt by them of notice of the assertion or the commencement of any claim with respect to any issues giving rise to indemnification pursuant to this Section 3.03 advise the Buyer and thereafter keep Buyer informed with respect thereto. In the case of any such claim, the Buyer shall be entitled to assume the defense thereof with counsel reasonably satisfactory to Shareholders and at the Buyer's own expense.

         Buyer may defend at own cost and expense with counsel satisfactory to the Shareholders, any indemnification claim.

                                   ARTICLE IV
                 CONDITIONS TO THE OBLIGATIONS OF BUYER TO CLOSE

         The obligations of Buyer under this Agreement are subject to the fulfillment of the following conditions at, or prior to, the Closing Date:

         4.01 Representations, Warranties and Covenants. All representations and warranties of the Shareholders contained in this Agreement and in any statement, certificate, schedule or other document delivered by Shareholders pursuant hereto or in connection herewith shall have been true and accurate in all respects as of the date when made and as of the Closing Date.

         4.02 Covenants, Etc. Shareholders shall have substantially performed and complied with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by them prior to, or at, the Closing Date including delivery of all required schedules as set forth in
Article II.

         4.03 Certificate. Shareholders shall have delivered to Buyer, a certificate of the President and Secretary of the Shareholders, dated the Closing Date, certifying to the fulfillment of the conditions set forth in Schedules 4.01 and 4.02.

         4.04 Proceedings. No action or proceedings shall have been instituted or threatened against the Company which could materially adversely affect the business of the Company. No action or proceeding shall have been instituted or threatened against any of the parties to this Agreement or their directors or officers before any court or governmental agency to restrain, prohibit or obtain substantial damages in respect of this Agreement or the consummation of the transaction contemplated hereby.

         4.05 Corporate Documents. Prior to Closing, the Shareholders shall furnish to Buyer copies of the Articles of Incorporation of Company and each amendment thereto, if any, which shall be certified by a proper Company official; one copy of the By-Laws and minutes of Company by its secretary or an assistant secretary as being currently in effect.

         4.06 Document & Production. This Agreement is expressly conditioned on Shareholders providing all identified schedules and exhibits at the time of Closing.

         4.07 Resignation and Election of Directors. At Closing, the Shareholders shall provide Buyers with the signed resignation of all Company officers and directors of the Company and provide for the appointment of individuals to be designated by the Buyer.


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                                    ARTICLE V
                CONDITIONS TO THE OBLIGATIONS OF THE SHAREHOLDERS

         The obligations of the Company and the Shareholders under this Agreement are subject to the fulfillment of the following conditions at or prior to th Closing Date:

         5.01 Representations, Warranties and Covenants. All representations and warranties of Buyer contained in this Agreement and in any statement, certificate, schedule or other document delivered pursuant hereto, or in connection herewith, shall have been true and accurate in all respects as of the date when made and as of the Closing Date:

         5.02 Covenants, Etc. Buyer shall have substantially performed and complied with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to, or at, the Closing Date.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

         6.01 Abandonment of Agreement. This Agreement may be terminated and the transaction hereby contemplated abandoned at any time prior to the Closing Date, whether before or after the approval and adoption hereof by the Shareholders by
(a) the mutual consent of the parties, (b) by Buyer, if any condition to its obligations provided in this Agreement has not been met at the time such condition is to be met and has not been waived by it and (c) by Shareholders, if any condition to its obligations provided in this Agreement has not been met at the time such condition is to be met and has not been waived by it.

         6.02 Liabilities. In the event this Agreement is terminated pursuant to
Section 6.01, no party hereto shall have any liability to the other and each party shall bear their own costs incurred.

         6.03 Survival of Representations and Warranties.
Shareholders and Buyers agree all representations and warranties contained herein or made hereunder shall survive until the first anniversary of the Closing, except that any breach disclosed in writing to either party prior to Closing is waived by such party if it elects to close notwithstanding such breach.

         6.04 Notices. All notices, demands and other communications, which may or are required to be given pursuant to this Agreement shall be given pursuant to this Agreement shall be given or made when personally delivered or when sent via overnight delivery service, postage pre-paid, addressed as follows:

Sequoia Corporation
8831 Delmar
Shawnee Mission, Kansas 66207

KC Investment Management, Inc.
6490 NW Valley Drive
Parkville, Mo. 64152

Rohit Patel
2424 N. Federal Highway
Suite 350
Boca Raton, FL 33431.

With a copy to:

Jeffrey Klein
Newman, Pollock & Klein
2101 NW Corporate Blvd.
Suite 414
Boca Raton, Florida 33431

         6.05 Closing. The closing date for the contemplated transaction shall be on or before January 20, 2003.

         6.06 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any and all prior agreements between the parties relating to its subject matter. The representations, warranties, covenants and conditions of the obligations of the parties hereto may not be orally amended, modified or altered, but may be amended, modified or altered in a writing signed by each of the parties, whether before or after the meeting of shareholders of Company contemplated herein.

         6.07 Captions. The captions of Articles and Sections of Articles hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

         6.08 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Florida and jurisdiction for any dispute shall be in Palm Beach County, Florida. By entering into this Agreement, the parties agree to the jurisdiction of the state courts within the state of Florida. In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to recover from the other party all costs including reasonable attorneys fees.

         6.09 Waivers. Any failure of either party hereto to comply with any of its obligations or agreements, or to fulfill conditions herein contained may be waived in writing by the other party. No waiver by any party of any condition or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

         6.10 Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one agreement, binding upon all of the parties hereto, notwithstanding that not all of the parties are signatory to the original or the same counterpart.

         6.11 Successors. The terms covenants and conditions of the Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

         6.12 Binding Agreement. This Agreement represents the entire agreement among the parties hereto with respect to the matters described herein and is binding upon and shall inure to the benefit of the parties hereto and their legal representatives. This Agreement may not be assigned and, except as stated herein, may not be altered or amended except in writing executed by the party to be charged.

         6.13 Confidentiality. Each of the parties hereto and their respective agents will maintain the confidentiality of all information provided in connection with this Agreement which has not been publicly disclosed.

         THIS AGREEMENT ENTERED INTO THE DATE SET FORTH ABOVE.


THE SHAREHOLDERS:

KC INVESTMENT MANAGEMENT, INC.

/s/Thomas Heckman
--------------------------------
BY:
ITS:

SEQUOIA CORPORATION

/s/Lee Greif
--------------------------------
BY:
ITS:


/s/Thomas Heckman
--------------------------------
THOMAS HECKMAN, INDIVIDUALLY


As to Articles II, IV and VI

/s/Lee Greif
--------------------------------
LEE GREIF, INDIVIDUALLY
As to Articles II, IV and VI

BUYER:

/s/Rohit Patel
--------------------------------
ROHIT PATEL